AMENDMENT TO

CUSTODIAN AGREEMENT

This AMENDMENT TO CUSTODIAN AGREEMENT (“Amendment”) dated as of February 10, 2011 is by and between The Huntington Funds (the “Trust”) and Huntington National Bank (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Trust and the Custodian are parties to that certain Custodian Agreement dated May 26, 2009 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington World Income Fund, which is scheduled to commence operations on or about May 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Appendix B to the Agreement is hereby amended to include the Huntington World Income Fund, as set forth in Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON NATIONAL BANK

/s/ Ronald J. Corn
Name: Ronald J. Corn
Title: Vice President and Segment Risk Manager

THE HUNTINGTON FUNDS

/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer, Huntington Funds

EXHIBIT A

APPENDIX B

CUSTODIAN AGREEMENT

Series of the Trust

Huntington Dividend Capture Fund

Huntington Fixed Income Securities Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington Intermediate Government Income Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Money Market Fund

Huntington Mortgage Securities Fund

Huntington New Economy Fund

Huntington Ohio Municipal Money Market Fund

Huntington Ohio Tax-Free Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Situs Fund

Huntington Tax-Free Money Market Fund

Huntington Technical Opportunities Fund

Huntington U.S. Treasury Money Market Fund

Huntington World Income Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Appendix B, amended as of February 10, 2011, is hereby incorporated and made part of the Custodian Agreement, between the Trust and Huntington National Bank, dated May 26, 2009, as amended (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.